Exhibit 99.1

Unum Therapeutics Reports First Quarter Financial Results and Provides Corporate Updates

CAMBRIDGE, MA, May 11, 2020 – Unum Therapeutics Inc. (NASDAQ: UMRX), a biopharmaceutical company focused on developing curative cell therapies for solid tumors, today announced financial results for the first quarter ended March 31, 2020, and provided corporate updates.

Recent Program and Corporate Highlights

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Announced plans to prioritize resources towards advancing its preclinical program, BOXR1030, for the treatment of solid tumor cancers: On March 2nd, Unum announced a corporate restructuring plan to prioritize resources towards advancing its preclinical program, BOXR1030, for the treatment of solid tumor cancers. Unum’s BOXR1030 expresses a glypican-3 (GPC3) targeted CAR and incorporates the novel transgene glutamic-oxaloacetic transaminase 2 (GOT2) to improve T cell function in the solid tumor microenvironment by enhancing T cell metabolism. Unum has initiated formal preclinical development activities, including preclinical safety testing and cGMP manufacturing readiness activities, to support filing an investigational new drug (IND) application for BOXR1030 in late 2020.

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Entered into a common stock purchase agreement for up to $25 million with Lincoln Park Capital Fund, LLC (“LPC”): Under the terms of the purchase agreement announced on March 20th, Unum Therapeutics will have the sole discretion to direct LPC to purchase up to $25 million in shares of its common stock over the 36-month term of the agreement based on the market prices prevailing at the time of each sale to LPC. Unum Therapeutics controls the timing and amount of any future sales of its stock, subject to various limitations including those under the NASDAQ listing rules, and there is no upper limit as to the price per share that LPC may pay for future stock issuances under the purchase agreement. LPC has agreed not to cause or engage in any direct or indirect short selling or hedging of Unum Therapeutics’ common stock. Unum Therapeutics maintains the right to terminate the common stock purchase agreement at any time, at its discretion, without any additional cost or penalty.

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Exploring strategic options to maximize shareholder value. Following a review of its business, the Company recently initiated and continues a process to explore strategic alternatives focused on maximizing shareholder value, with Ladenburg Thalmann & Co. Inc. acting as Unum Therapeutics’ strategic financial advisor during this process. Potential strategic alternatives that may be evaluated include, but are not limited to, an acquisition, merger, business combination, in-licensing, or other strategic transaction. There can be no assurance that this process will result in any such transaction. Unum Therapeutics has not set a timetable for completion of this review process and does not intend to comment further unless or until the Board of Directors has approved a definitive course of action, the review process is concluded, or it is determined that other disclosure is appropriate.

First Quarter 2020 Financial Results

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Collaboration Revenue: Collaboration revenue recognized during the first quarter ended March 31, 2020 of $7.0 million compared to $3.1 million in the same period of 2019. Collaboration revenue includes the recognition of a portion of the upfront payment received from Seattle Genetics, Inc. as reimbursements for research and development costs, and increased during the quarter ended March 31, 2020 as a result of the conclusion of the ATTCK-17-01 Phase 1 clinical trial and the termination of the collaboration agreement.

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R&D Expenses: Research and development expenses of $9.5 million for the first quarter ended March 31, 2020 compared to $12.4 million for the same period of 2019. Research and development expenses relate to ongoing costs for Phase 1 trials and the BOXR1030 preclinical program, as well as personnel-related costs to support these programs.

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G&A Expenses: General and administrative expenses for the first quarter ended March 31, 2020 were $3.7 million, compared to $2.5 million for the same period of 2019. The increase is primarily related to increased personnel-related costs, including severance costs, as well as expenses required to operate as a public company.

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Net Loss: Net loss attributable to common stockholders was $6.1 million, or $0.20 per share, for the first quarter ended March 31, 2020 compared with a net loss attributable to common stockholders of $11.7 million, or $0.39 per share, for the same period of 2019.

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Cash and Cash Equivalents: As of March 31, 2020, Unum had cash and cash equivalents of $29.6 million. Unum believes that its existing cash and cash equivalents will fund operating expenses and capital expenditure requirements into mid-2021.

About Unum’s BOXR1030 and BOXR Platform

Unum’s BOXR1030 was discovered from its Bolt-on Chimeric (BOXR) platform that is designed to discover novel “bolt-on” transgenes to be co-expressed with CARs, a T-cell receptor, or ACTR, to help T cells survive longer and perform better in the solid tumor microenvironment. BOXR candidates consist of two main components: 1) a targeting receptor that directs the T cell to attack tumor cells, which may be a traditional CAR receptor, a T-cell receptor, or Unum’s ACTR receptor, and 2) a novel “bolt-on” transgene that improves the intrinsic function of the T cell. Once discovered, BOXR transgenes are designed to be incorporated into several different types of therapeutic T cells, including both ACTR T cells and CAR-T cells, to impart new functionality to T cells.

Unum’s first product candidate selected from the BOXR platform, BOXR1030, expresses GPC3+ targeted CAR and incorporates the bolt-on GOT2 transgene to improve T cell function in the solid tumor microenvironment (TME) by enhancing T cell metabolism. Preclinical data with BOXR1030 was presented at the Society for Immunotherapy of Cancer (SITC) Annual Meeting in November 2019. In preclinical studies, BOXR1030 T cells were resistant to suppressive TME-like conditions, showing improved T cell proliferation under both hypoxic and low glucose conditions compared with control GPC3+ CAR-T cells. In vivo, BOXR1030 demonstrated superior activity compared to the parental CAR-T with treated animals achieving complete tumor regressions. Tumor infiltrating lymphocytes isolated from the tumors of treated animals revealed that BOXR1030 cells were more resistant to dysfunction and had fewer markers of exhaustion as compared to the control CAR-T cells.

About Unum Therapeutics

Unum Therapeutics is a biopharmaceutical company focused on developing curative cell therapies to treat patients with solid tumor cancers. Unum’s novel proprietary technology includes BOXR, which is designed to improve the functionality of engineered T cells by incorporating a “bolt-on” transgene to overcome resistance of the solid tumor microenvironment to T cell attack. Unum’s preclinical program BOXR1030 expresses the GOT2 transgene and targets GPC3+ solid tumor cancers. The Company is headquartered in Cambridge, MA.

Follow Unum Therapeutics on social media: @UnumRx, and LinkedIn.

Forward looking Statements

This press release contains forward-looking statements including, without limitation, statements regarding our future expectations, plans and prospects, including the Company’s strategic alternatives review process and the potential transactions that may be identified and explored as a result of that process, projections regarding our long-term growth, enrollment and results for our preclinical and clinical activities, the development of our product candidate, BOXR1030, and the anticipated timing and success of any of our preclinical studies, clinical trials and regulatory filings, and our strategies, business plans, and focus, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, as amended. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the ability of the Company to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company’s strategic alternatives review process, including the determination of whether or not to pursue or consummate any strategic alternative; the structure, terms and specific risks and uncertainties associated with any potential strategic transaction; potential disruptions in our business and the stock price as a result of our exploration, review and pursuit of strategic alternatives or the public announcement thereof and any decision or transaction resulting from such review; the accuracy of our estimates regarding expenses, future revenues, capital requirements, and the need for additional financing, the success, cost and timing of our product development activities and clinical trials, our ability to obtain and maintain regulatory approval for our product candidates, the impact of COVID-19 on our business, preclinical and clinical activities and strategic alternatives review, and the other risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Media Contact:

Lissette Steele, 202-930-4762

lsteele@vergescientific.com

UNUM THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, $ in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Collaboration revenue	$7,031	$3,053
Operating expenses:
Research and development	9,498	12,403
General and administrative	3,674	2,491
Total operating expenses	13,172	14,894
Loss from operations	(6,141)	(11,841)

Other income (expense):
Interest income	47	150

Total other income (expense), net	47	150
Net loss	$(6,094)	$(11,691)

Net loss per common share, basic and diluted	$(0.20)	$(0.39)

Weighted average common shares outstanding, basic and diluted	30,136,749	30,083,006

UNUM THERAPEUTICS INC.

CONSOLIDATED SELECTED BALANCE SHEET DATA

(unaudited, in thousands)

	March 31, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$29,604	$37,424
Working capital	$21,935	$27,343
Total assets	$38,939	$49,423
Total liabilities	$13,237	$17,661
Total stockholders’ equity	$25,702	$31,762